                            ASSET PURCHASE AGREEMENT

                             Dated November 21, 1997

                                  By and Among

                                 RENT-WAY, INC.
                          (a Pennsylvania Corporation),

                          SOUTH CAROLINA RENTALS, INC.
                            (a Georgia Corporation),

                         PARADISE VALLEY HOLDINGS, INC.
                            (a Georgia Corporation),

                                L & B RENTS, INC.
                             (a Georgia Corporation)

                                       and

                                 JAMES S. ARCHER

                            ASSET PURCHASE AGREEMENT



        THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated November 21, 1997 is by and among RENT-WAY, INC., a Pennsylvania corporation ("Buyer"), SOUTH CAROLINA RENTALS, INC., a Georgia corporation, PARADISE VALLEY HOLDINGS, INC., a Georgia corporation, L & B RENTS, INC., a Georgia corporation (individually a "Seller" and collective the "Sellers") and JAMES S. ARCHER ("Shareholder").

                                    RECITALS:

        A. Sellers own assets which are used to conduct Sellers' rental, rental-purchase and video store business in South Carolina and California.

        B. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, substantially all of Sellers' assets upon the terms and conditions contained in this Agreement.

        C. As of the Closing Date, Shareholder will own all of the issued and outstanding shares of stock of Sellers, and Buyer has conditioned its willingness to enter into this Agreement upon Shareholder being a party to this Agreement, upon the terms and conditions contained in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Sellers and Shareholder agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        1.1Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

        (a)"Accounts" shall mean the customer accounts established and existing under the Rental Contracts.

        (b)"Active Rental Merchandise" shall mean rental merchandise of the Business, including any service units, which is subject to a Rental Contract as of the Effective Time.

        (c)"Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, ownership of partnership or other equity interests, by contract or otherwise).

        (d)"Agreement" shall mean this Asset Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

        (e)"Assumed Contracts" shall mean (i) the Rental Contracts, (ii) the Real Property Leases, (iii) the Vehicle Leases, (iv) the License Agreements and
(v) the Miscellaneous Contracts.

        (f)"Assumed Liabilities" shall mean (i) liabilities under the Assumed Contracts arising after the Effective Time (other than contingent liabilities arising from events prior to the Effective Time), (ii) the Vehicle Indebtedness,
(iii) all costs and expenses directly related to the operation of the Store Locations following the Effective Time in the ordinary course of business including, but not limited to, non-delinquent rents, water, sewer, electricity and other utilities, advertising expenses for advertising appearing after the Effective Time and payroll related to store employees, managers and home office personnel except that Sellers agree that Buyer shall have no liability for (A) any negligent acts or omissions of Sellers or their agents nor (B) any employment expenses relating to Shareholder, and (iv) the liabilities set forth on Schedule 1.1(f), if any.

        (g)"Average Monthly Revenues" shall mean all revenues received by Sellers in the ordinary course of business (excluding vendor rebates and sales taxes collected, but including video rentals) during the Test Months, divided by three (3).

        (h)"Business" shall mean the rental, rental-purchase and video store business in South Carolina and California conducted by Sellers at the Store Locations.

        (i)"Business Records" shall mean all originals and copies of all operating data and records of the Business on whatever media including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service and credit files, personnel records and other records pertaining to the Purchased Assets.

        (j)"Cash-in-Drawer" shall mean the cash on hand at each Store Location which shall equal $150 per store or more on the Closing Date.

        (k)"Closing Date" shall mean January 6, 1998, except that if all of the conditions to Closing set forth in Articles 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree.

        (l)"Code" shall mean the Internal Revenue Code of 1986, as amended to date.

        (m)"Defaulted Rental Purchase Contract" shall mean a Rental Purchase Contract for which either of the following is true as of the Effective Time: (i) a payment due within thirty (30) days prior to the Effective Time has not been made by the customer which is the party thereto or (ii) the rental merchandise covered thereby was lost, damaged or destroyed by theft or casualty.

        (n)"Effective Time" shall mean midnight on December 31, 1997.

        (o)"Encumbrance" shall mean any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

        (p)"Environmental Claims" shall mean any notice of violation, notice of potential or actual responsibility or liability, claim, suit, action, demand, directive or order by any Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, environmental removal, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from or relating to (i) the presence of, the Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws.

        (q)"Environmental Laws" shall mean any applicable statutes, ordinances, directives or other laws, any rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labeling, deposit, transporting, presence, Release or threatened Release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and the Occupational Safety and Health Act, as amended, all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

        (r)"ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

        (s)"Excluded Assets" shall mean:

            (i)      all cash (other than Cash-in-Drawer) of Sellers;

            (ii)     all employee accounts receivable of Sellers; and

            (iii) certain home office assets of Sellers listed on
Schedule 1.1(s).

        (t)"Future Rental Revenue Stream" shall mean, as of any date and as to any Rental Purchase Contract, an amount equal to the total dollar amount of remaining rental payments necessary for a customer to acquire ownership of the rental merchandise under such Rental Purchase Contract. "Future Rental Revenue Stream" shall be calculated by multiplying the monthly or weekly rental rate of a Rental Purchase Contract by the remaining number of monthly or weekly payments necessary for a customer to acquire ownership of the rental merchandise under such Rental Purchase Contract.

        (u)"GAAP" shall mean generally accepted accounting principles in the United States.

        (v)"Governmental Authority" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

        (w)"Governmental Requirement" shall mean any rule, regulation, code, plan, injunction, judgment, order, decree, ruling or charge of any Governmental Authority.

        (x)"Hazardous Substances" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances of materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

        (y)"Inactive Rental Merchandise" shall mean the rental merchandise of the Business which is not subject to a Rental Contract as of the Effective Time including loaners and service units not subject to a Rental Contract as of the Effective Time.

        (z)"Intangible Property" shall mean (i) all right, title and interest of Sellers in and to the telephone numbers used in the Business and set forth on
Schedule 1.1(z) and (ii) each copyright, patent, service mark, trademark, trade secret and other intellectual property right used by Sellers to conduct the Business (including, but not limited to, each such intellectual property right listed on Schedule 1.1(z)).

        (aa) "License Agreements" shall mean all computer software agreements and other license agreements which relate to all computers and other equipment used by the Sellers in the conduct of the Business, (including, but not limited to, those agreements and licenses listed on Schedule 1.1(aa)).

        (bb) "Miscellaneous Contracts" shall mean the contracts and agreements listed on Schedule 1.1(ab).

        (cc) "Net Book Value of Rental Merchandise" shall mean the combined net book value of rental merchandise of the Sellers as determined in accordance with GAAP applied on a consistent basis except that, with respect to depreciation, it shall be calculated for purposes of this Agreement in a manner consistent with Sellers' historical depreciation methods regardless of compliance with GAAP.

        (dd) "Permits" shall mean all licenses, permits and other authorizations used in the Business.

        (ee) "Permitted Encumbrance" shall mean (i) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings or (ii) other liens arising in the ordinary course of business (not including any mechanic's lien) and not incurred in connection with the borrowing of money.

     (ff)  "Person"   shall  mean  any   Governmental   Authority,   individual,
corporation, partnership, trust or other entity.

        (gg) "Prepaid Expenses" shall mean all of Sellers' prepaid expenses relating to the Business.

        (hh) "Proceeding" shall mean any action, order, writ, injunction, judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

        (ii) "Purchase Price" shall mean, subject to adjustment after Closing in accordance with Section 2.3 of this Agreement, $24,375,000;

               (i)  less the 1998 Revenues;

               (ii) plus the 1998 Expenses;

               (iii)less the  amount,  if any,  that the Future  Rental  Revenue
                    Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the Effective Time is less than $20,000,000;

               (iv) plus the aggregate  amount of the security  deposits held by all landlords pursuant to the Real Property Leases;

               (v) plus an amount equal to the Cash-in-Drawer at the Store Locations on the Closing Time;

               (vi) plus an amount equal to Sellers'  rental  product  purchases for the Test Months in excess of $400,000 for each month; provided, however, that (I) if Sellers should fail to equal or exceed Average Monthly Revenues of $1,750,000 for the Test Months or (II) if on the Effective Time Sellers' Net Book Value of Rental Merchandise is less than $5,000,000 or Sellers' Future Rental Revenue Stream is less than $20,000,000, then Buyer shall have no liability for these amounts;

               (vii)plus  an  amount  not  to  exceed   $20,000   for   Sellers'
                    advertising costs during the ---- Test Months which exceed the average monthly level of Sellers' advertising costs as disclosed to Buyer through May 31, 1997, subject to Buyer's review and approval prior to Sellers placing such advertising; provided, however, that (I) if Sellers should fail to equal or exceed Average Monthly Revenues of $1,750,000 for the Test Months or (II) if as of the Effective Time Sellers' Net Book Value of Rental Merchandise is less than $5,000,000 or Sellers' Future Rental Revenue Stream is less than $20,000,000, then Buyer shall have no liability for these amounts;

               (viii) plus an amount not to exceed  $50,000 for  Sellers'  store level bonus plan for the Test Months, subject to Buyer's review and approval prior to the implementation of such plan; provided, however, that (I) if Sellers should fail to equal or exceed Average Monthly Revenues of $1,750,000 for the Test Months or (II) if as of the Effective Time Sellers' Net Book Value of Rental Merchandise is less than $5,000,000 or Sellers' Future Rental Revenue Stream is less than $20,000,000, then Buyer shall have no liability for these amounts; (ix) less the amount the Vehicle Indebtedness exceeds $550,000, unless additional vehicles are purchased by Sellers with Buyer's prior review and written approval, in which case this amount shall be increased by the approved amount of vehicle purchases.

        (jj) "Purchased Assets" shall mean all right, title and interest of Sellers in and to all of the assets of Sellers used in the Business and existing as of the Effective Time (other than the Excluded Assets), including, without limitation:

                             (i)    Accounts;
                            (ii)    the Assumed Contracts;
                           (iii)    the Business Records;
                            (iv)    the Cash-in-Drawer;
                             (v)    the Intangible Property;
                            (vi)    the Permits (to the extent assignable);
                           (vii)    the Prepaid Expenses;
                          (viii)    the Rental Contracts;
                            (ix) the Rental Merchandise; and (x) the Tangible Personal Property.

        (kk) "Release" shall mean any spillage, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

        (ll) "Rental Contracts" shall mean all rental and rental-purchase contracts relating to the Business (including, without limitation, video rentals), which are duly signed by a customer, made in the ordinary course of business and otherwise legally enforceable, providing for the rental to customers of furniture, appliances, electronic equipment and/or other personal property. Rental Contracts shall not include rental and rental-purchase contracts that customers entered into as a part of a promotion or other marketing strategy that did not require the customer to pay at least one week's rent prior to delivery of the rental property; provided, however, that this exclusion shall not apply to any rental or rental-purchase contracts for which a free rental period has expired and the customer has paid at least one week's rent prior to Closing.

        (mm) "Rental  Merchandise" shall mean (i) the Active Rental Merchandise,
(ii) the Inactive Rental Merchandise and (iii) all of Sellers' video tape inventory.

        (nn) "Rental Purchase Contracts" shall mean those Rental Contracts which permit customers to acquire ownership of the rental merchandise.

        (oo) "Representative" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

        (pp) "Store Locations" shall mean the rental store locations set forth on Schedule 1.1(ap).

        (qq) "Tangible Personal Property" shall mean all tangible personal property (other than rental merchandise and certain home office assets of Sellers set forth on Schedule 1.1(aq)) used to conduct the Business, including, without limitation, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

        (rr) "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, startup, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        (ss) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

        (tt)      "Test Months" shall mean October, November and December 1997.

        (uu) "Vehicle Indebtedness" shall mean the installment contract indebtedness of Sellers for certain of the vehicles owned by Sellers and used in the Business which remains unpaid as of the Effective Time (other than any amounts which were payable on or prior to the Effective Time), as more particularly set forth on Schedule 4.7; provided, however, that this amount shall not exceed $550,000, net of interest, unless additional vehicles are purchased by Sellers with Buyer's prior review and written approval, in which case this amount shall be increased by the amount of the approved vehicle purchases.

        (vv) "Vehicle Leases" shall mean the leases, as amended to date, for the vehicles leased to Seller and used in the Business, as more particularly set forth on Schedule 4.7.

        (ww) "1998 Revenues" shall mean all operating revenues of the Sellers, whether held in a bank account or otherwise, generated from the Effective Time up to and through the Closing Date.

        (xx) "1998 Expenses" shall mean any and all costs and expenses relating to the operation of the Business in the ordinary course after the Effective Time including, but not limited to, (a) non-delinquent payments under the Assumed Contracts in respect of periods after the Effective Time, (b) non-delinquent water, sewer, electricity and other utilities relating to the Store Locations,
(c) expenses incurred for advertising appearing after the Effective Time and (d) wages, salary and other employment expenses of Sellers' employees (including store and regional managers and home office) directly related to the operation of the Business in the ordinary course but excluding any such employment expenses relating to Shareholder, in each case which are actually paid by Sellers.

        1.2Other Defined Terms. The following terms shall have meanings defined for such terms in the Sections set forth below:

        Term                           Section

        Benefit Arrangement            4.20(m)
        Bank Accounts                  4.23
        Business Reports               4.5
        Buyer's Accountant             2.3(c)
        Buyer's Audit                  2.3(c)
        Closing                        3.1
        Closing Certificate            2.3(c)
        COBRA                          4.20(h)
        Confidentiality Agreement      6.2
        Default                        2.7(b)(v)
        Deposit                        2.7
        Deposit Escrow Agreement       2.7(b)(ii)
        Employee Plans                 4.20(a)
        ERISA Affiliate                4.20(e)
        Escrow Agent                   2.4(c)
        Escrow Funds                   2.4(c)
        Financial Statements           4.9
        Indemnified Party              9.2(c)
        Indemnifying Party             9.2(c)
        Interim Financial Statement    4.9
        Letter of Intent               6.2
        Losses                         9.2
        New Bank Accounts              6.8(d)
        Non-Compete Agreement          6.6
        PBGC                           4.20(k)
        Pension Plans                  4.20(a)
        Real Property                  4.10
        Real Property Leases           4.10
        Retained Liabilities           2.2
        Third-Party Accountants        2.3(c)
        Unconfirmed Rental Purchase Contract      2.3(c)
        Welfare Plans                  4.20(a)

        1.3Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

        1.4References to Articles, Sections, Exhibits and Schedules. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires.


                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

        2.1Transfer of Assets; Assumption of Assumed Liabilities. Subject to the terms and conditions contained in this Agreement, on the Closing Date:

          (a)Sellers shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire from Sellers, the Purchased Assets, free and clear of any Encumbrances.

          (b)Buyer shall assume, effective as of the Effective Time, the Assumed Liabilities.

        2.2Liabilities Not Assumed. It is expressly understood and agreed that, other than the Assumed Liabilities, Buyer shall not assume, nor shall it be liable for, any liability, debt, obligation, claim against or contract of Sellers of any kind or nature whatsoever, whether or not relating to the Business, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, and whether or not recorded on the books and records of Sellers, (including, without limitation, any tax liability, any product warranty or other product liability, any liability in respect of labor relations or practices or any employee benefit plans, or any environmental, safety or health liability) (the "Retained Liabilities").

        2.3Purchase Price; Allocation of Purchase Price;Post-Closing Adjustment.

        (a)Buyer shall pay to Sellers for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets an amount equal to the Purchase Price (less the Deposit (as defined in Section 2.7)).

        (b)Buyer and Sellers shall agree prior to the Closing Date on estimated allocations of the Purchase Price to the extent necessary to permit the making of any timely transfer tax filings. In addition, as soon as practicable after the Closing Date, but in no event later than March 9, 1998, Buyer shall provide to Sellers a proposed statement (the "Allocation Statement") allocating the total of the Purchase Price, and any other payments made by Buyer pursuant to this Agreement that are properly treated as additional purchase price for tax purposes, among the different items of assets of the Sellers to be acquired, using the fair market value thereof as of the Effective Time (the "Fair Market Value Principle") except that the Buyer and Sellers have agreed that $500,000 of the Purchase Price shall be allocated to the Non-Compete Agreement. Within thirty (30) days following delivery of the proposed Allocation Statement, Sellers may propose changes to the Allocation Statement. Buyer shall consider Sellers' proposed changes in good faith, but shall have no obligation to amend the Allocation Statement to reflect any proposed changes except to the extent such changes are required to comply with the Fair Market Principle. Unless otherwise agreed in writing by Buyer and Sellers, Buyer and Sellers shall (i) reflect the Purchased Assets in their books and for tax reporting purposes in accordance with such Allocation Statement, (ii) file all forms required under
Section 1060 of the Code and all other tax returns and reports in accordance with and based upon such allocation and (iii) unless required to do so in accordance with a "determination" as defined in Section 1313(a)(1) of the Code, take no position in any tax return, tax proceeding, tax audit or otherwise which is inconsistent with such allocation. Buyer and Sellers shall execute Form 8594 completed in accordance with the allocation procedure set forth in this Section 2.3(b) in a timely manner.

        (c)On the Closing Date, Sellers shall deliver to Buyer a certificate, certified by an executive officer of the Sellers (the "Closing Certificate"), setting forth

               (i) a schedule of the Defaulted Rental Purchase Contracts existing as of the Effective Time and a computation of the combined Future Rental Revenue Stream as of the Effective Time under all Rental Purchase Contracts of Sellers other than Defaulted Rental Purchase Contracts;

               (ii) a  computation  of the  combined  Net Book  Value of  Rental
                    Merchandise as of the Effective Time;

               (iii)a computation of the estimated 1998 Revenues and the
                    estimated 1998 Expenses;

               (iv) a computation of the Vehicle Indebtedness; and

               (v) a computation of the Average Monthly Revenues for the Test Months.

           So long as the Net Book Value of Rental Merchandise is greater than $5,000,000 and the Average Monthly Revenues for the Test Months is at least $1,750,000, the Closing shall proceed, and any adjustments to the Purchase Price shall be made based on the Closing Certificate.

        There shall be conducted by Buyer's certified public accountants ("Buyer's Accountants") within ninety (90) days following the Closing Date an audit of Sellers' financial statements and Business Records to determine the existence of any Rental Purchase Contract (other than a Defaulted Rental Purchase Contract disclosed to Buyer in the Closing Certificate on the Closing
Date) which meets any of the criteria set forth on Schedule 2.3(c) (each, an "Unconfirmed Rental Purchase Contract") and to determine the Net Book Value of Rental Merchandise of Sellers as of the Effective Time, the 1998 Revenues and 1998 Expenses, the Vehicle Indebtedness and the Average Monthly Revenue for the Test Months (the "Buyer's Audit"). Buyer shall report any Unconfirmed Rental Purchase Contract or any change in the Net Book Value of Rental Merchandise, the 1998 Revenues and 1998 Expenses, the Vehicle Indebtedness and the Average Monthly Revenues for the Test Months to Sellers upon discovery. As promptly as reasonably possible, but in any event not later than ninety (90) days after the Closing Date, Buyer shall deliver the Buyer's Audit to Sellers. Sellers shall have fifteen (15) days after receipt of the Buyer's Audit to clear any Unconfirmed Rental Purchase Contract, account for any increases in the 1998
Revenues or decreases in 1998 Expenses, or to account for any increases in the Vehicle Indebtedness.

        If Sellers are unable, within such 15-day period, to clear any Unconfirmed Rental Purchase Contracts and/or account for any increases in the 1998 Revenues and the Vehicle Indebtedness, or any decreases in 1998 Expenses, the Purchase Price shall be reduced on a dollar for dollar basis by (i) the Future Rental Revenue Stream of all Unconfirmed Rental Purchase Contracts, (ii) the amount that the 1998 Revenues as determined in the Buyer's Audit are greater than the 1998 Revenues set forth on the Closing Certificate, (iii) the amount that the 1998 Expenses as determined in the Buyer's Audit are less than the 1998 Expenses set forth on the Closing Certificate and (iv) the amount that the Vehicle Indebtedness as determined in the Buyer's Audit exceeds the Vehicle Indebtedness set forth on the Closing Certificate; provided, however, that any dollar for dollar reduction in the Purchase Price on account of the Vehicle Indebtedness shall only occur if the Vehicle Indebtedness set forth in the Closing Certificate is in excess of $550,000, unless additional vehicles are purchased by Sellers with Buyer's prior review and written approval in which case this amount shall be increased by the amount of the approved vehicle purchases. Otherwise, such dollar for dollar reduction in the Purchase Price shall not occur unless and until, and, in such event, only to the extent that the Vehicle Indebtedness, as calculated in the Buyer's Audit exceeds $550,000, unless additional vehicles are purchased by Sellers with Buyer's prior review and written approval in which case this amount shall be increased by the amount of the approved vehicle purchases.

        The amount of any such reduction to the Purchase Price shall be payable by Sellers within five (5) days after the expiration of such 15-day period, unless Sellers contest such adjustments in which case all payments shall be made within five (5) days after the determination of the Third-Party Accountants as set forth below.

        If the Buyer and the Sellers are unable to reach agreement as to any final Purchase Price adjustment within 15 days after the end of the 15-day review period set forth above, then Ernst & Young LLP (the "Third-Party Accountants") shall promptly be retained to undertake the determination of any adjustments to the Purchase Price necessary under this Section 2.3(c), which determination shall be made as quickly as possible. Such determination of the Third-Party Accountants shall be final and binding upon the Buyer and the Sellers, and all expenses of the Third-Party Accountants shall be borne by the party found by the Third-Party Accountants to be in the greatest error with respect to its position on the amount of such adjustment.

     2.4Assumption of Assumed Liabilities; Payment of Purchase Price. On the Closing Date, Buyer shall assume the Assumed Liabilities and pay the Purchase Price to Sellers as follows:

        (a)Buyer shall (i) pay all amounts set forth on Schedule 1.1(f) to be paid at Closing, if any, (ii) pay to Sellers the Purchase Price (as adjusted if applicable) minus the Escrow Funds (as hereinafter defined) and minus the Deposit, in cash by wire transfer of immediately available funds in accordance with written wire transfer instructions delivered by Sellers to Buyer not less than three days prior to the Closing and (iii) cause the Deposit to be released from escrow to Sellers.

        (b)Buyer shall deliver to Manufacturers and Traders Trust Company (the "Escrow Agent") $750,000 (the "Escrow Funds") by wire transfer as instructed by the Escrow Agent in a letter delivered to Buyer not less than two days prior to the Closing to be held (i) to pay for any adjustments in the Purchase Price pursuant to Section 2.3(c) of this Agreement and (ii) to provide partial security for Sellers' and Shareholder's indemnification obligations in Article 9 of this Agreement. Such funds shall be held for a period of 180 days following the Closing Date; provided, however, that at the end of ninety (90) days following the Closing Date, Buyer shall cause Escrow Agent to release to Sellers an amount equal to $375,000 of the Escrow Funds minus an amount equal to 100% of any claims asserted by Buyer, in its reasonable discretion, against the Escrow Funds, all in accordance with, and pursuant to, the terms and conditions of an Escrow Agreement among Sellers, Buyer and Escrow Agent in substantially the form of Exhibit A.

        2.5Sales Taxes. Sellers shall be responsible for any sales or use tax imposed by reason of the transfer of the Purchased Assets provided hereunder.

        2.6[RESERVED]

        2.7Deposit. (a) Prior to the execution of this Agreement Buyer has delivered a check for $100,000 (the "Deposit") to Escrow Agent. Subject to Paragraph (b) below, the Deposit shall be held by Escrow Agent until the Closing of the transactions provided for in this Agreement, in which case the Deposit shall be released and credited against payment of the Purchase Price.

        (b)If the Closing shall not have occurred by January 31, 1998, the Deposit shall be either retained by Shareholder or returned to Buyer, as follows:

               i. If all of the conditions to Buyer's obligations to consummate the transactions provided for in this Agreement except for those set forth in Sections 8.5 and 8.7 shall have been satisfied by January 31, 1998, and Buyer exercises its rights under Article 8 hereof not to close because the conditions in either Section 8.5 or 8.7 shall have not been satisfied, then Shareholder shall be entitled to the Deposit and Buyer shall have no further claim or interest in the Deposit; or

               ii. If all of the conditions to Buyer's obligations to consummate the transactions provided for in this Agreement, excluding those set forth in Sections 8.5 and 8.7, shall not have been satisfied by January 31, 1998, and Buyer exercises its rights under Article 8 hereof not to close, then Buyer may so notify the Escrow Agent, and Escrow Agent shall then return the Deposit to Buyer upon written notice to Shareholder in accordance with the Escrow Agreement between Buyer, Shareholder and Manufacturers and Traders Trust Company, dated October 24, 1997 (the "Deposit Escrow Agreement"); or

               iii. If the conditions to Sellers'  obligations to consummate the transactions provided for in this Agreement which are set forth in Sections 7.1, 7.4, 7.5, 7.6 and 7.7 shall have been satisfied, and Sellers exercise their rights under Article 7 hereof not to close, because the conditions set forth in
                    Section 7.2 or Section 7.3 shall not have been satisfied, then Buyer shall be entitled to the Deposit upon written notice to Shareholder in accordance with the Deposit Escrow Agreement; or

               iv. If the conditions to Sellers' obligations to consummate the transactions provided for in this Agreement which are set forth in Sections 7.1, 7.4, 7.5, 7.6 and 7.7 shall not have been satisfied, and Sellers exercise their rights under
                    Article 7 hereof not to close unless clause (ii) of this Paragraph (b) shall also apply, then Shareholder shall be entitled to the Deposit and Buyer shall have no further claim or interest in the Deposit. If clause (ii) shall also apply, then the Deposit shall be returned to Buyer; or

               v. Notwithstanding the provisions of clause (i) - (iv) of this Paragraph (b),(A) if Sellers shall breach or be in default of any material covenant of Sellers set forth in this Agreement and shall not have cured such breach or default within five (5) days after notice from Buyer ("Default"), then Buyer shall be entitled to a return of the Deposit; or
                    (B) if Buyer shall breach or be in default of any material covenant of Buyer set forth in this Agreement and shall not have cured such breach or default within five (5) days after notice from Shareholder, then Shareholder shall be entitled to the Deposit.

        (c)The parties agree that, in the event that the Closing does not occur and the Deposit is delivered to Sellers by the Escrow Agent, the payment by Buyer and retention by the Sellers of the Deposit as provided for in this
Section 2.7 shall constitute Sellers' sole and exclusive remedy on account of any failure by the Buyer to consummate the purchase of the Purchased Assets, under this Agreement or on any other legal basis. The parties further agree that, in the event that the Closing does not occur and the Deposit is to be returned to Buyer, the Sellers shall not have any further monetary liability to the Buyer, under this Agreement or on any other legal basis, unless the Sellers (or any of them) shall have willfully breached any covenant by Sellers hereunder, in which case Buyer shall be entitled to be indemnified by Sellers for any Losses it may incur as a result of such breach as provided for in
Section 9.2.

        (d)The obligations and provisions of this Section 2.7 supersede Paragraph 14 of the Letter of Intent and shall survive the termination of this Agreement.


                                    ARTICLE 3
                                     CLOSING

        3.1Closing. The closing of the transaction contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Sellers in Phoenix, Arizona, or at such other place as shall be agreed to by Sellers and Buyer.

        3.2Conveyances at Closing.

        (a)Instruments and Possession. Upon the terms and conditions contained in this Agreement, on the Closing Date Sellers shall deliver to Buyer (i) assignments and bills of sale conveying title to Buyer in the aggregate of all of the Purchased Assets, (ii) assignments of the Assumed Contracts, (iii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions of this Agreement, including assignments in recordable form for any registered trademarks of Sellers included in the Intangible Property (including but not limited to "ACE TV RENTALS"), and (iv) such other documents and agreements as are contemplated by this Agreement.

        (b)Form of Instruments. All of such instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer and Sellers, but shall not diminish the status of title to the Purchased Assets required to be delivered by Sellers pursuant to this Agreement.

        3.3Assumptions at Closing.

        (a)Instruments. Upon the terms and conditions contained in this Agreement, on the Closing Date Buyer shall deliver to Sellers (i) an assumption of the Assumed Liabilities, (ii) such other instruments of assumption evidencing Buyer's assumption of the Assumed Liabilities as Sellers shall deem necessary and (iii) such other documents and agreements as are contemplated by this Agreement.

        (b)Form of Instruments. All such instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Sellers and Buyer, but shall not increase or decrease the liabilities and obligations required to be assumed by Buyer pursuant to this Agreement.

        3.4Consents to Assignment. Sellers shall use their best efforts to obtain any consents required to consummate the transactions contemplated by this Agreement.

        3.5Certificates and Other Documents. Buyer and Sellers shall deliver the certificates and other items provided for in Articles 6, 7 and 8 of this Agreement.


                                    ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER

        Sellers and Shareholder, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement, and shall be true, correct and complete as of the Closing Date:

        4.1Organization and Good Standing. The Sellers are corporations duly organized, validly existing and in good standing in the jurisdictions set forth on Schedule 4.1. Schedule 4.1 includes each jurisdiction other than the jurisdiction of incorporation where each Seller is qualified to do business and each trade name or assumed name used by each Seller in the conduct of the Business. Sellers are duly qualified to do business in, and in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable laws as result of the conduct of their respective business or the ownership of their respective properties. Sellers have full power and authority to conduct their business as it is presently being conducted and to own and lease their properties and assets. Sellers have no subsidiaries. Sellers conduct the Business directly and not through any association, joint venture, partnership or other business entity.

        4.2Authority; Authorization; Binding Effect. Shareholder and Sellers have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. Copies of all resolutions of the board of directors and shareholders of each of the Sellers with respect to the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of each Seller in form satisfactory to counsel for Buyer, have been or will be delivered to Buyer. This Agreement has been duly executed and delivered by Shareholder and Sellers and constitutes a legal, valid and binding obligation of Shareholder and Sellers enforceable against Shareholder and Sellers in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        4.3No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in
(i) a violation of or conflict with any provision of the Certificate of Incorporation, Bylaws or other organization certificates or documents of any Seller, (ii) a breach of, or a default under, any material term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession relating to the Business to which Shareholder or Sellers are a party, (iii) a violation by Shareholder or Sellers in any material respect of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award or (iv) an imposition of any Encumbrance on any of the Purchased Assets. There is no pending or, to the knowledge of Shareholder or Sellers, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        4.4No Consents or Approvals. Except as otherwise set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Shareholder or Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

        4.5Customer/Account Information. Sellers have delivered to Buyer the reports set forth on Schedule 4.5 (the "Business Reports"). The Business Reports are true and correct in all respects and fairly present the operations of the Business.

        4.6Title to Purchased Assets; Sufficiency of Purchased Assets. Sellers have good title to all of the Purchased Assets, free and clear of any Encumbrance (other than any Permitted Encumbrances). The Purchased Assets constitute substantially all assets which have been used and which are necessary to conduct the Business as presently conducted by Sellers.

        4.7Vehicles Leases; Vehicle Indebtedness. Sellers have delivered to Buyer correct and complete copies of (i) the Vehicle Leases and (ii) each other document evidencing the Vehicle Indebtedness. Schedule 4.7 sets forth the Vehicle Leases and the Vehicle Indebtedness, and a list of the other vehicles owned by Sellers and used in the Business. With respect to each Vehicle Lease:
(i) the lease is legal, valid, binding, enforceable and in full force and effect, (ii) the lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (iii) to the knowledge of Sellers and Shareholder no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder and (iv) Sellers have not assigned, transferred or conveyed any interest in the lease. With respect to the Vehicle Indebtedness, to the knowledge of Sellers and Shareholder no party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration thereunder.

        4.8Corporate Records. Except as set forth on Schedule 4.8, the minute books of each Seller are complete and accurate and contain a complete and accurate record of all meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors. The stock record book of each Seller is complete and accurate and contains a complete and accurate record of all share transactions for such Seller from the date of its incorporation. True and complete copies of the Business Records, the minute book and stock record book of Sellers have been made available for review by Buyer.

        4.9Financial Statements; Changes.

           (a) Sellers and  Shareholder  have delivered or will deliver to Buyer
(i) unaudited financial statements of Sellers for each of the years in the three-year period ended December 31, 1996 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), which have been prepared by Sellers' except for 1994, which was audited (the "Financial Statements") and (ii) unaudited interim financial statements of Sellers (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows) for the 9-month period ended September 30, 1997 (the "Interim Financial Statements"). Except as set forth on Schedule 4.9(a), the Financial Statements and the Interim Financial Statements fairly present the financial condition and the results of operations of Sellers as of their respective dates and for the periods then ended and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of Sellers fairly reflect the assets, liabilities and operations of Sellers in accordance with GAAP and the Financial Statements and the Interim Financial Statements are in conformity therewith.

           (b) Except as set forth on Schedule 4.9(b), since the date of 1996 Financial Statements, there has not been, with respect to any Seller, any:

               (i)  Amendment to its certificate of incorporation or bylaws;

               (ii) Increases  in  salary,  bonus or other  compensation  of any employee or officer other than the ordinary course of business;

               (iii) Material change in accounting methods used by such Seller;

               (iv) Sale,  lease or disposition of any asset or property of such
                    Seller, other than in the ordinary course of business; or

               (v) Agreements, whether oral or written, by such Seller to do any of the foregoing.



        4.10 Real Property. Schedule 4.10 lists and describes briefly all real property leased or subleased and used in the Business ("Real Property"). Sellers have delivered to Buyer correct and complete copies of the leases and subleases, as amended to date, for the Real Property (the "Real Property Leases"). With respect to each Real Property Lease: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, provided; however, that certain leases may require the landlord's consent to assignment as contemplated by this Agreement, (iii) to the knowledge of Sellers and Shareholder no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, (iv) Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and (v) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

        4.11 Tangible Personal Property. Schedule 4.11, lists all Tangible Personal Property owned or leased by Sellers as of October 31, 1997. The Tangible Personal Property constitutes all the tangible personal property used in the operation of the Business and necessary to conduct the Business as presently conducted. Except as set forth on Schedule 4.11, the Tangible Personal Property owned by Sellers is free and clear of all Encumbrances. All of the Tangible Personal Property is located at the Real Property. The Tangible
Personal Property is in all material respects in good working order, ordinary wear and tear excepted.

        4.12 Intangible Property. Schedule 4.12, lists all Intangible Property. Except as set forth on Schedule 4.12, (i) the Intangible Property is legally and beneficially owned exclusively by Sellers and is used exclusively by Sellers and is not the subject of any pending or threatened proceeding for opposition, cancellation, reexamination, revocation or rectification and, to the knowledge of Shareholder and Sellers, there are no facts or matters which might give rise to any such proceeding. To the knowledge of Shareholder or Sellers, the use by Sellers of the Intangible Property is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Property, and no proceedings have been instituted against, and no notices have been received by, Sellers that are presently outstanding alleging that the use by Sellers of the Intangible Property infringes upon or otherwise violates any rights of a third party in or to such Intangible Property. Except as set forth on Schedule 4.12, to the knowledge of Shareholder or Sellers, the consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of Sellers' rights in the Intangible Property. Except as set forth on
Schedule 4.12, no shareholder, director, officer or employee of Sellers owns, directly or indirectly, in whole or in part, any right in the Intangible
Property that Sellers have used or the use of which is necessary for the Business as now conducted.

        4.13 Compliance with Laws; Permits. Except as set forth in Schedule 4.13, Sellers and the Sellers' conduct of the Business have duly complied with and are in compliance with all Governmental Requirements. Sellers have not received any notice to the effect that, or otherwise been advised that, Sellers are not in compliance with any Governmental Requirement. The Permits constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a material adverse effect on the Business, assets or financial condition of Sellers. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no proceeding is pending, or to the knowledge of Sellers or Shareholder threatened, to revoke or limit any of them. Except as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

        4.14 Litigation. Except as set forth in Schedule 4.14, there is no claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding, or any order, decree, or judgment pending, or to the knowledge of Sellers and Shareholder threatened, against or relating to Sellers, their officers, directors or employees, or their properties, assets or business. Neither Shareholder nor Sellers knows of any basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding. None of the matters disclosed in Schedule 4.14 has or will have a material adverse affect on the Business or financial condition of Sellers.

        4.15 Tax Matters. Except as set forth on Schedule 4.15, Sellers have filed all Tax Returns relating to the Business that they were required to file. All such Tax Returns were correct and complete in all respects. Except as set forth on Schedule 4.15, all Taxes owed by Sellers (whether or not shown on any Tax Return) have been paid or will be timely paid. There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax. Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on Schedule 4.15 and to Sellers' and Shareholder's knowledge, there are no federal, state, local or foreign tax liens upon any of the properties or assets of Sellers, and there are no unpaid taxes which are or could become a lien on the properties or assets of Sellers or the Purchased Assets, except for current taxes not yet due and payable. Sellers have delivered, or will deliver upon execution of this Agreement, copies of all federal, state, local and foreign tax returns and reports filed by Sellers in the past five years.

        4.16   Rental Contracts; Rental Merchandise.

        (a)With respect to each Rental Contract: (i) the Rental Contract is in full force and effect according to its terms, (ii) the Rental Contract will continue to be in full force and effect following the consummation of the transactions contemplated hereby, in the same manner and to the same extent as it was prior to consummation and (iii) the Rental Contract complies in all respects with South Carolina or California law, whichever shall properly apply to such Rental Contract.

        (b)The Net Book Value of Rental Merchandise, including video tape inventory, as of the Effective Time will be greater than or equal to $5,000,000.

        (c)The Future Rental Revenue Stream as of the Effective Time will be greater than or equal to $20,000,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the Effective Time shall be to accept the adjustment of the Purchase Price as provided in
Section 2.3(c) and to proceed with the Closing.

        (d)The Average Monthly Revenues for the Test Months as of the Effective Time will be greater than or equal to $1,750,000.

        (e)To the knowledge of Sellers and Shareholder, the Rental Merchandise is in good, merchantable and usable condition, ordinary wear and tear excepted. Shareholder and Sellers have delivered to Buyer or will deliver to Buyer upon execution of this Agreement, an itemized list of all of the Rental Merchandise as of October 31, 1997 showing the date of purchase, the supplier, the cost, description of each item sufficient to identify it to Buyer, and the location of each item. For purposes of this Section, the term "good, merchantable and usable" shall mean merchandise which is in good and merchantable condition and of the quality regularly rented to customers of Sellers in the usual course of the Business.

        4.17 Employees. Schedule 4.17 identifies all employees of the Business. Sellers are in compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. Sellers are not party to any labor agreement with any labor organization. There is no unfair labor practice, charge or complaint against Sellers pending or to the knowledge of Shareholder and Sellers, threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or threatened against Sellers nor is any material grievance currently being asserted. Sellers have not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this Agreement. There is no organizational campaign being conducted and no dispute as to the representation of any employees of Sellers. Except as set forth on Schedule 4.17, there is no employment agreement with any employee, officer or director of Sellers. Sellers have reasonably good business relations with their employees at the store manager level and above and there is no reason to believe that the transactions contemplated by this Agreement will adversely affect such business relations.

        4.18 Customers. To the knowledge of Sellers and Shareholder no records of customers who have rented merchandise from Sellers within the last two years have been destroyed. The customer lists of the Business accurately identify all of the customers of the Business. All transactions with customers have been and are currently conducted on an arm's length basis.

        4.19 Environmental Matters. Except as disclosed in Schedule 4.19, Sellers, and their assets, properties and operations are now and, at all times prior to the Closing Date, have been in compliance with all Environmental Laws. There has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property (or, to the knowledge of Sellers at, on, under, in, to or from any of the Real Property) whether as a result of or in connection with the operations and activities at the Real Property or otherwise, except as disclosed in Schedule 4.19. Neither Sellers, nor Shareholder have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in Schedule 4.19. Neither Sellers, nor Shareholder have received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on Schedule 4.19. Neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any Environmental Laws or Environmental Claims. Except as set forth on Schedule 4.19, (a) there are no underground storage tanks presently located at the Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (b) there are no PCBs located at, on or in the Real Property and (c) there is no asbestos or friable asbestos-containing material located at, on or in the Real Property. Sellers have delivered to Buyer or its Representatives copies of all information requested by Buyer which has been supplied by or on behalf of Sellers to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

        4.20   Employee Benefits Plans.

(a) Attached hereto as Schedule 4.20(a)(1), is a list identifying each "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any "multi-employer plan," as defined in Section 3(37) of ERISA, (the "Pension Plans") and as Schedule 4.20(a)(2), a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by Sellers, or which cover any employee or former employee of Sellers. Collectively, the Pension Plans and the Welfare Plans shall hereafter be referred to as the "Employee Plans." Except as otherwise identified on Schedule 4.20(a)(1) and
Schedule 4.20(a)(2) and on Schedule 4.20(l), (i) no Employee Plan or Benefit Arrangement (as defined in Section 4.20(l) of this Agreement) is maintained, administered or contributed to by any entity other than Sellers, and (ii) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

        (b)Sellers have delivered to Buyer true and complete copies of (i) the Employee Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Employee Plans, (iii) written interpretations of the Employee Plans to the plan administrator of such Plan, (iv) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA),
(v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports) and (vi) the three most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

        (c)Each Employee Plan has been maintained in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

        (d)There are no pending or, to the knowledge of Sellers or Shareholder, threatened claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan, the assets held thereunder, the trustee of any such assets, or Sellers relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending or, to the knowledge of Sellers or Shareholder, threatened suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority of or against any Employee Plan, the trustee of any assets held thereunder, or Sellers relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements. If any of the actions described in this subsection are initiated prior to the Closing Date, Sellers shall notify the Buyers of such action prior to the date of Closing.

        (e)No liability has been incurred by Sellers or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with Sellers within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of Sellers or Shareholder, such Plans do not expect to incur any such liability prior to the date of Closing. Sellers, for all periods ending on the prior to the date of this Agreement, have administered, and between the date of this Agreement and the date of Closing, will administer each Employee Plan in compliance with the reporting, disclosure, fiduciary and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

        (f)Sellers or Shareholder have not engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to any Employee Plans, and will not so engage, act or fail to act prior to the date of Closing. Sellers or Shareholder have not engaged in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code with respect to any Employee Plan. Furthermore, to the knowledge of Sellers or Shareholder, no other "party in interest," as defined in Section 3(14) of ERISA, or "disqualified person," as defined in Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction."

        (g)No Employee Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of Sellers beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the financial statements of Sellers, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

        (h)The Welfare Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, ("COBRA")) have materially complied at all times, and will continue to materially comply through the date of Closing, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. Sellers, or their agents who administer any of the Welfare Plans, have complied at all times and will continue to comply through the date of Closing, with the notification and written notice requirements of COBRA. There are no pending, and to the knowledge of Sellers or Shareholder, threatened claims, suits, or other proceedings by any employee, former employee, participants or by the beneficiary, dependent or representative of any such person, involving the failure of any Welfare Plan or of any other group health plan ever maintained by Sellers to comply with the health care continuation coverage requirements of COBRA.

        (i)Each Pension Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. Sellers have delivered to the Buyer the latest determination letters of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of Sellers or Shareholder, threatened proceedings in which the "qualified" status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. No distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treas. Reg. Section 1.401(a)(4)-5(b), and none will have been made by the date of Closing. To the knowledge of Sellers or Shareholder, there has been no partial termination as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

        (j) Sellers have made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the financial statements. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code and no Pension Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code.

        (k)Except for required premium payments, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") have been incurred by Sellers with respect to any Pension Plan. Sellers have complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due to PBGC on or before the date of Closing with respect to each Pension Plan for which any premiums are required. No proceedings to terminate, pursuant to Section 4042 of ERISA, have been instituted or, to the knowledge of the Sellers or the Shareholder, are threatened by the PBGC with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in
Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan.

        (l)Sellers and their ERISA Affiliates have not been, nor will they become through the date of Closing, liable to contribute to any "multi-employer plan" (as defined in Section 3(37) of ERISA).

        (m)Schedule   4.20(m)  contains  a  list  identifying  each  employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within thirty (30) days without liability to Shareholder and Sellers), and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, deferred compensation, bonuses, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit which (i) is not an Employee Plan, (ii) has been entered into or maintained, as the case may be, by Shareholder or Sellers, and (iii) covers any employee or former employee of Sellers. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements". True and complete copies or descriptions of the Benefit Arrangements have been delivered to Buyer. Each Benefit Arrangement has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

        (n)Except as set forth on Schedule 4.20(n), there has been no amendment to, written interpretation or announcement (whether or not written) by Sellers relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent plan year with respect to Employee Plans or the most recent fiscal year with respect to Benefit Arrangements.

        (o)There is no contract, agreement, plan or arrangement covering any employee or former employee of Sellers that, individually or in aggregate, could give rise to the payment by Sellers, directly or indirectly, of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

        4.21 Brokers. Sellers and Shareholder shall pay any finder's fee, broker's commission or similar payment due and owing to Edward Winn, III, Esq., or any other Person in connection with the transactions contemplated by this Agreement.

        4.22   Insurance.

           (a) Sellers have delivered to Buyer true and complete copies of all policies of insurance to which any of Sellers are a party or under which any of Sellers or any officer or director thereof, is or has been covered at any time within the two (2) years immediately preceding the date of this Agreement.

           (b) Schedule 4.22(b) describes:

               (i) any self-insurance arrangement by or affecting any Seller, including any reserves established thereunder;

               (ii) any  contract  or  arrangement,   other  than  a  policy  of
                    insurance, for the transfer or sharing of any risk by any Seller; and

               (iii)all obligations of Sellers to provide insurance  coverage to third parties (for example, under leases or service agreements), and identifies the policy under which such coverage is provided.

           (c) Schedule 4.22(c) sets forth, by year, for the current policy year and each of the two (2) preceding policy years:

               (i) a summary of the loss experience under each policy of insurance;

               (ii) a  statement   describing  each  claim  under  a  policy  of
                    insurance for an amount in excess of $10,000, which sets forth:

                    (A)  the name of the claimant;

                    (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                    (C)  the amount and a brief description of the claim; and

               (iii)a statement  describing  the loss  experience for all claims that were self-insured, including the number and aggregate cost of such claims.

           (d) Except as set forth on Schedule 4.22(d):

               (i) all policies of insurance to which any of Sellers is a party or that provide coverage to any of Sellers or any officer or director thereof:

                    (A)  are valid, outstanding, and enforceable;

                    (B) are issued by an insurer that, to the knowledge of Sellers and Shareholder, is financially sound and reputable;

                    (C) taken together, provide adequate insurance coverage for the assets and the operations of the Sellers for all risks normally insured against by a Person carrying on the same business or businesses as the Sellers; and

                    (D) to the knowledge of Sellers and Shareholder, are sufficient for compliance with all legal requirements and contracts to which any of the Sellers is a party or by which it is bound;

               (ii) Except  as set forth on  Schedule  4.22(d),  no  Seller  has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

               (iii)Each Seller has paid all  premiums  due,  and has  otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to such Sellers or any officer or director thereof; and

               (iv) Each  Seller has given  notice to the  insurer of all claims that may be insured thereby.


        4.23 Bank Accounts. Schedule 4.23 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Sellers (the "Bank Accounts"), and all persons entitled to draw thereon, to withdraw therefrom or, with access thereto.

        4.24 Material Misstatements or Omissions. No representation or warranty by Shareholder or Sellers in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain at the Closing Date any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Sellers and Shareholder that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

        5.1Organization and Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

        5.2Authority; Authorization; Binding Effect. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        5.3No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Articles of Incorporation of Buyer or other organizational documents of Buyer, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or
(iii) a violation of Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award. There is no pending or, to the knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        5.4No Consents or Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

        5.5No Brokers. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Sellers or Shareholder to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

        5.6Material Misstatements or Omissions. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Sellers pursuant to this Agreement, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 6
                           COVENANTS PRIOR TO CLOSING

        Sellers and Shareholder on the one hand, and Buyer on the other hand, each covenant with the other as follows:

        6.1Conduct of Business Prior to Closing. Sellers shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Sellers shall maintain the Purchased Assets in substantially their current state of repair, excepting normal wear and tear. Sellers shall inform Buyer of any material changes in the Business. In addition, Sellers shall obtain Buyer's written approval (which shall not be unreasonably withheld or delayed) prior to (i) purchasing any additional rental products during the Test Months, (ii) placing additional advertising during the Test Months, (iii) implementing any store level bonus or growth incentive plan and (iv) making any capital expenditures in excess of $25,000.

        6.2Investigation by Buyer. Sellers acknowledge and agree that between the date of this Agreement and the Closing Date, Buyer and each Representative of Buyer shall, with the prior consent of Sellers, which shall not be unreasonably withheld or delayed, be allowed to conduct a due diligence review with respect to the Purchased Assets. In connection with such due diligence review, Sellers and each Representative of Sellers shall, upon reasonable prior notice, (i) cooperate with Buyer and each Representative of Buyer, (ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Buyer, any Representative of Buyer or any financial institution and (iii) permit each Representative of Buyer to inspect any of the Purchased Assets. Buyer shall conduct its due diligence investigation in a manner so as not to unreasonably disrupt the Business. Buyer agrees that the letter of intent between Buyer and Sellers, dated October 6, 1997 (the "Letter of Intent") shall apply to all information disclosed pursuant to its due diligence investigation.

        6.3Consents and Best Efforts. As soon as practicable, Buyer and Sellers as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary (a) to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Purchased Assets, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date and (b) to obtain consents from any Person who is a party to a Real Property Lease or other material contract with Sellers the terms of which give such Person a right to terminate such lease or contract as a result of the transaction provided for in this Agreement. Buyer and Sellers agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

        6.4Matters Relating to Employees.

        (a)Offers of  Employment to Sellers'  Employees.  Except as set forth on
Schedule 6.4(a), prior to or after the Closing, Buyer may offer employment to any individual employed by Sellers in the Business immediately prior to the Closing; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, it is understood that there is no obligation on the part of Buyer to make any such offers of employment. With respect to employees of Sellers who are hired by Buyer as of the Closing, Buyer and Sellers agree to cooperate fully in the transition of any such employees to employment with Buyer. Nothing contained in this Section shall be construed to affect any right Buyer or its affiliates may have after the Closing to terminate the employment of any employee at any time.

        (b)No Rights to Employment. After the Closing, nothing herein expressed or implied shall confer upon any former employee of Sellers, or any union, collective bargaining agent or other person or entity any rights or remedies (including, but not limited to, any right to employment, or continued employment, for any specified period) or any right to any particular benefits in connection with any employment of any nature or kind whatsoever under or by reason of this Agreement.

        (c)Actions By Seller. Sellers shall be responsible for all accrued but unpaid obligations to each employee of Sellers through the Effective Time and for providing all notices and other communications to employees of Sellers that may be required under the Workers Adjustment and Retraining Notification Act or other applicable law. Buyer shall assume no obligations or liabilities whatsoever of Sellers in respect of workers' compensation, severance, payroll and/or unemployment tax, pension, profit-sharing, health insurance, COBRA or other employee benefit liabilities in respect of any employees of Sellers in the Business employed by Buyer at or after the Closing.

        6.5Certain Prohibited Transactions. During the period beginning on the date of this Agreement and ending on the Closing Date, Sellers shall not:

        (a)mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business and as contemplated by this Agreement;

        (b)enter into or terminate any material contract or agreement, or make any material change in any of its material contracts or agreements relating to or otherwise affecting the Purchased Assets, other than in the ordinary course of business and consistent with past practice or as contemplated by this Agreement; or

        (c)do any other act which would cause any representation or warranty of Sellers in this Agreement to be or become untrue in any material respect.

        6.6Non-Compete Agreement. On the Closing Date, Sellers, Shareholder and Buyer shall enter into a non-compete agreement substantially in the form of Exhibit B (the "Non-Compete Agreement").

        6.7Intangible Property. On or prior to the Closing Date, Sellers will cooperate with Buyer to enable Buyer to obtain and use on and after the Closing Date the telephone numbers and other Intangible Property used in the Business.

        6.8Additional Closing Arrangements.  The parties agree that:

        (a)All revenues and expenses of the Sellers prior to the Effective Time shall be for the account and benefit of the Sellers.

        (b)All revenues and expenses of the Sellers after the Effective Time shall be for the account and benefit of the Buyer including, but not limited to, the 1998 Revenues.

        (c)All revenues received by the Sellers' stores on the Closing Date shall be deposited in the existing Bank Accounts and all revenues received after the Closing Date shall be deposited in New Bank Accounts, and Sellers shall cooperate with Buyer in giving appropriate directions to that effect. Shareholder and Sellers shall cooperate with Buyer in closing the Bank Accounts or changing authorized signatures thereon in a reasonably prompt manner.

        (d)For purposes hereof, "New Bank Accounts" shall mean bank accounts for the stores of the Sellers opened by Buyer in its name prior to, or on or about, the Closing Date.

        6.9Tax Status Certificates. Sellers shall have delivered to Buyer certificates or letters from the South Carolina and California tax departments stating that Sellers owe no sales, use, franchise or other taxes to the respective tax departments.

                                    ARTICLE 7
              CONDITIONS TO SELLERS' AND SHAREHOLDER'S OBLIGATIONS

        The   obligations   of  Sellers  and   Shareholder   to  consummate  the
transactions contemplated by this Agreement are subject, in the discretion of Sellers and Shareholder, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Sellers' and Shareholder's absolute and sole discretion, be waived in whole or in part):

        7.1Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

        7.2Consents. All consents, approvals and waivers necessary to permit Sellers to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Sellers.

        7.3No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Sellers to transfer the Purchased Assets to Buyer.

        7.4Certificates. Buyer will furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Sellers.

        7.5Corporate Documents. Sellers shall have received from Buyer (i) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

        7.6Other Agreements. Concurrently with the Closing, Buyer shall have executed and delivered to Sellers and Shareholder the Non-Compete Agreement.

        7.7Payment. Buyer shall have, concurrently with the Closing, paid that portion of the Purchase Price required to be paid on the Closing Date.

                                    ARTICLE 8
                        CONDITIONS TO BUYER'S OBLIGATIONS

        The obligations of Buyer to consummate the transaction provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part):

        8.1Representations, Warranties and Covenants. All representations and warranties of Sellers and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Sellers and Shareholder shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

        8.2Consents.

        (a)All consents, approvals and waivers necessary to permit Sellers to transfer the Purchased Assets to Buyer (including, without limitation, consents to the transfer and assignment of the Real Property Leases as set forth below) as contemplated hereby shall have been obtained, except for consents which in the aggregate if not obtained would not have any material adverse affect on the Business or the Purchased Assets.

        (b)Sellers shall have obtained consents from landlords with respect to at least 50% of the Real Property Leases. With respect to landlord consents not obtained by the Closing Date, Buyer and Sellers agree as follows:

               (i) Buyer will accept a written consent to sublease from any landlord in lieu of a written consent to assignment in full satisfaction of Sellers' obligation under this Section.

               (ii) If any  landlord is unable or unwilling to furnish a consent with due diligence, as appropriate in each case, as reasonably determined by the parties, the parties will enter into a sublease agreement for the premises for a term equal to Seller's term under the original lease under which sublease, Buyer will assume all of Seller's financial obligations under the original lease with Seller as sublessor and Buyer as sublessee. If Buyer is able to operate in such store(s) until the expiration of the original lease, including any periods covered by any renewal options, Seller shall have no liability relating to such sublease arrangement.

               (iii)If any  landlord who has  withheld  consent  gives notice of default or commences eviction procedures against Seller or Buyer due to failure to obtain necessary consents of assignment or sublease, then Buyer agrees to relocate the assets of such store(s) prior to an eviction through judicial process and Seller agrees to pay the reasonable costs of such relocation, which costs the parties agree will not exceed $25,000 for any one location, and which the parties agree will be the limit of any liability per location that Seller shall have due to the failure to obtain any landlord's consent.

        8.3No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own, operate or possess the Purchased Assets after the Closing.

        8.4Certificates. Sellers and Shareholder will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this
Article 8 as may be reasonably requested by Buyer.

        8.5Due Diligence. Buyer shall have completed its due diligence review contemplated by Section 6.2 and shall not have found any material variance from the representations in this Agreement.

        8.6No Interruption or Adverse Change. Prior to or at the time of Closing, (i) no interruption or suspension of a material volume of the Business as now conducted shall have occurred or been threatened and (ii) no adverse change in the Business or Purchased Assets shall have occurred or been threatened.

        8.7Financing. Buyer shall have obtained all financing necessary to consummate the transaction provided for in this Agreement.

        8.8Corporate Documents. Buyer shall have received from Sellers (i) resolutions adopted by the board of directors and shareholders of Sellers approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of Sellers executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of each Seller.

        8.9Other   Agreements.   Concurrently   with  the  Closing  Sellers  and
Shareholder   shall  have  executed  and  delivered  to  Buyer  the  Non-Compete
Agreements.

        8.10Lien Releases. Sellers shall have delivered financing statement changes and such other documents as may be necessary to release any recorded lien on the Purchased Assets.

        8.11Opinion   Letter.   Buyer  shall  have   received  an  opinion  from
Overstreet,   Winn  &  Edwards,   P.C.,  counsel  to  Sellers  and  Shareholder,
substantially in the form hereto as Exhibit C.

        8.12Financial Condition. Sellers Average Monthly Revenues for the Test Months shall equal at least $1,750,000 and the combined Net Book Value of Rental Merchandise as of the Effective Time shall equal at least $5,000,000.

        8.13Sole Shareholder. Seller and Shareholder shall deliver evidence to Buyer that Shareholder is the sole shareholder of Paradise Valley Holdings, Inc. and L & B Rents, Inc.

                                    ARTICLE 9
                                 INDEMNIFICATION

        9.1Survival of Representations, Warranties and Covenants. Except for the representations of Sellers and Shareholder set forth in Sections 4.16(b) and 4.16(d) of this Agreement which are only conditions to closing and shall not survive the Closing Date, the representations and warranties of Sellers and Shareholder, and of Buyer, contained in this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date until December 31, 1998; provided, however, that the representations and warranties made in Section 4.6 (Title) shall survive closing indefinitely. The covenants and agreements of Sellers, Shareholder and Buyer contained in this Agreement shall survive the Closing Date until they have been fully satisfied or otherwise discharged.

        9.2Indemnifications.

        (a)By Sellers and Shareholder. Sellers and Shareholder, jointly and severally, shall indemnify, save and hold Buyer harmless from, against and in respect of the following (individually a "Loss" and collectively "Losses"):

           (i) any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of (A) any untrue representation or breach of warranty or (B) nonfulfillment of any covenant or agreement by Sellers or Shareholder in this Agreement or in any agreement, instrument or other writing delivered to Buyer by Sellers or Shareholder pursuant to or in connection with this Agreement;

           (ii) any claim against the Buyer for (x) a finder's fee, investment banker's fee, or brokerage or other commission or (y) for legal expenses, in each case by any Person for services alleged to have been rendered at the instance of Shareholder or Sellers with respect to this Agreement or the transactions contemplated by this Agreement;

           (iii) other than the Assumed Liabilities, any and all loss, liability, deficiency or damage suffered or incurred by Buyer relating to any claim, suit, litigation or proceeding with respect to events occurring prior to the Closing Date;

           (iv) any liabilities and obligations for Taxes which are or shall be incurred with respect to the operation of the Sellers prior to the Effective Time and any costs and expenses (including legal fees) incurred on account of any tax lien on any of the Purchased Assets;

           (v) any and all loss, liability, deficiency or damage suffered or incurred by Buyer in connection with any Employee Plan;

           (vi) any and all loss, liability, deficiency or damage suffered or incurred by Buyer caused by or arising out of the generation, treatment, handling, storage or disposal of Hazardous Substances or noncompliance with any Environmental Laws prior to the Closing Date regardless of whether or not the matter or matters giving rise to any such Losses were disclosed to Buyer in
Schedule 4.19 or known by Sellers or Shareholder at the date of this Agreement;

           (vii) any and all loss, liability, deficiency or damage suffered or incurred by Buyer as a result of failure of Sellers or Buyer to comply with applicable bulk sales provisions;

            (viii)any and all loss, liability, deficiency or damage suffered or incurred by Buyer from or as a result of claims from any former shareholder of any of Sellers; and

           (ix) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

With respect to any Losses covered by Sellers' and Shareholder's indemnification obligations under Section 9.2(a)(i)(A), (a)(iii) or (a)(vi), the Sellers and Shareholder shall have no liability until any such Losses in the aggregate shall exceed Fifty Thousand Dollars ($50,000); provided, however, that (x) once such any such Losses exceed $50,000 Sellers and Shareholder shall be liable for the full dollars of such Losses and (y) such limitation shall not apply to any other Losses covered by Section 9.2(a) nor to any Losses incurred as a result of fraud.

Notwithstanding anything to the contrary contained in this Agreement, except for indemnifiable Losses incurred as a result of fraud which may be completely recovered, the maximum amount of indemnifiable Losses which may be recovered at any time from Sellers and Shareholder arising out of this Article 9 shall be an amount equal to the Purchase Price set forth in this Agreement.

        (b)By Buyer. Buyer shall indemnify and save and hold harmless Sellers and Shareholder from, against and in respect of the following (individually, a "Loss" and, collectively, "Losses"):

           (i) any and all loss, liability, deficiency or damage suffered or incurred by Sellers or Shareholder, resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer (including failure to deliver the Purchase Price) contained in this Agreement or in any agreement, instrument or other writing delivered to Sellers or Shareholder pursuant to or in connection with this Agreement;

           (ii) any claim against Sellers or Shareholder for a finder's fee, investment banker's fee, or brokerage or other commission by any Person for services alleged to have been rendered at the instance of Buyer with respect to this Agreement or the transaction contemplated by this Agreement;

           (iii) any and all loss, liability, deficiency or damage suffered or incurred by Sellers or Shareholder relating to any claim, suit, litigation or proceeding relating to the Sellers or the Business with respect to the operation of the Business or events occurring after the Effective Time; and

           (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

        (c)Notification of Claims. In the event that any party entitled to indemnification pursuant to this Agreement (the "Indemnified Party") proposes to make any claim for such indemnification, the Indemnified Party shall deliver to the indemnifying party (the "Indemnifying Party"), a signed certificate, which certificate shall (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party shall give notice to the Indemnifying Party within ten (10) days of its receipt of service of any suit or proceeding which pertains to a matter for which indemnification may be sought; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

        (d)Defense of Third Party Claims. If the Indemnifying Party acknowledges in writing its or their obligations to indemnify the Indemnified Party in accordance with the provisions of this Agreement, then the Indemnifying Party shall be entitled to assume and control the defense of all claims for which it has received notice pursuant to paragraph (c) of this Section at its or their expense and through counsel of its or their choice if they give notice of their intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. Otherwise, the Indemnified Party shall be entitled to participate in and follow the conduct of the defense with attorneys of its own choosing and at its expense. If the Indemnifying Party exercises the right to undertake the defense against a claim entitled to indemnification for which notice has been received pursuant to paragraph (c) of this Section, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party.

        If the Indemnifying Party fails to give notice of its intent to assume the defense of the claim as set forth above, then the Indemnified Party shall be entitled to assume the defense of the claim and the Indemnifying Party shall pay the reasonable costs of any such defense. In the event the Indemnified Party is conducting the defense against a claim, the Indemnifying Party shall cooperate within the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records and materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

        Notwithstanding the provisions of this Section, Sellers and Shareholder shall not enter into any settlement which will result in an injunction or other order from any Governmental Authority which will affect Buyer's operation of the Business without Buyer's prior written consent.

                                   ARTICLE 10
                           COVENANTS AFTER THE CLOSING


        10.1 Payment of State Sales Taxes. Each Seller shall pay in a timely manner all state sales and similar taxes and charges attributable to the operation of the Business as and when they become due.

        10.2 Payment of Retained Liabilities. Each Seller shall pay in full from the proceeds of the Closing all sums due and owing to such Seller's creditors, except with respect to obligations that comprise the Assumed Liabilities. If any Taxes of Sellers or creditors are not so paid, or if Buyer is required or elects in good faith to make any payments for which Buyer is entitled to indemnification under Article 9 of this Agreement, Buyer may at any time after the Closing Date elect to make all such payments directly (but shall have no obligation to do so) and shall be entitled, among other remedies, to make a claim for indemnification under Article 9 of this Agreement.

        10.3 Reports and Records. Each Seller shall promptly complete, make, and file all reports and returns required by applicable law relating to such Seller's business as conducted using the Purchased Assets, to and including the Effective Time. Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the business to be conducted by the Buyer utilizing the Purchased Assets.

        10.4 Books and Records. For a period of four (4) years following the Closing Date, Buyer shall afford to Sellers and their Representatives, during normal business hours, reasonable access to the books, records and other data of Sellers in the possession of Buyer with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Sellers to facilitate (i) the preparation by Sellers of tax returns as it may be required to file with respect to its operations prior to Closing or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (ii) the investigation, litigation and final disposition of any claims which may have been or may be made against Sellers in connection with its operations or the Purchased Assets prior to Closing, (iii) the payment of any indemnity under this Agreement or (iv) any other reasonable purpose. At any time after the Closing Date, Buyer may dispose of, alter or destroy any such books, records and other data upon giving sixty (60) days' prior notice to Sellers to permit them, at their expense, to examine, duplicate or repossess such books, records and other data. For a period of four (4) years following the Closing Date, Sellers shall afford to Buyer and its Representatives, during normal business hours, reasonable access to the books, records and other data of Sellers which Sellers retain after the Closing Date. At any time after the Closing Date, Sellers may dispose of, alter or destroy any such books, records and other data upon giving sixty (60) days' prior written notice to Buyer to permit it, at its expense, to examine, duplicate or possess such books, records and other data.

        10.5 Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with the other parties and will take all appropriate action and execute any documents, instruments or conveyances of any kind which are expressly called for in this Agreement or which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

        10.6 Use of Name. From and after the Closing, Buyer shall have the exclusive right to use the name "Ace TV Rentals".

        10.7 Customer and Other Business Relationships. Sellers and Shareholder will cooperate with Buyer in its efforts to continue and maintain, with lessors, licensors, customers, suppliers, or other business associates of any of the Sellers, the same business relationships with Buyer after Closing as maintained with the Sellers before the Closing, with respect to the business to be carried on by the Buyer utilizing the Purchased Assets. Sellers and Shareholder will not take any action designed or intended to have the effect of discouraging any customer or such other person from continuing or maintaining the same such business with Buyer after Closing Date.

        10.8 Subrogation. If Buyer becomes liable for or suffers any damage with respect to any matter that was covered by insurance maintained by Sellers or any of them at or before the Closing Date, Buyer shall be and is hereby subrogated to any rights of Sellers under the insurance coverage. Sellers shall promptly remit to Buyer any insurance proceeds any of them may receive on account of any such liability or damage; provided, however, that upon receipt of any such proceeds, Buyer shall have no right to indemnification for any matter giving rise to payment of such insurance up to the amount thereof.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Termination. This Agreement may be terminated upon ten (10) days prior written notice at any time prior to Closing without liability of any party or any other party:

               (i)  by mutual written consent of Buyer and Sellers;

               (ii) by Buyer,  if Closing has not occurred on or before  January
                    31, 1998 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in
                    Article 8 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure; or

               (iii)by Sellers if Closing has not occurred on or before  January
                    31, 1998 as a result of the nonfulfillment of any of the conditions to its obligations to perform contained in
                    Article 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure.

This Agreement may also be terminated by Sellers on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to Section 11.9 hereof relating to expenses.

        11.2 Rebate. Sellers shall be entitled to receive and collect any rebate which may be forthcoming to Sellers for product purchases prior to the Effective Time; provided, however, that rebates associated with purchases during the Test Months which are reimbursed to Sellers (in excess of the $400,000 as stated in Section 1.1(ai)(vi)) by Buyer, will be the property of Buyer.

        11.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers or Shareholder on the one hand, or Buyer on the other hand, without the prior written consent of the other party, except that Buyer may assign its rights under this Agreement to an affiliate as the acquiring entity of the Purchased Assets. No assignment of this Agreement by Buyer shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Sellers, Shareholder and Buyer and their respective successors and assigns, and no other Person shall have any right or obligation under this Agreement.

        11.4 Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested, or by telecopy, with a confirmation via one of the preceding methods, as follows:

        If to Sellers or Shareholder, addressed to:

           South Carolina Rentals, Inc.
           Paradise Valley Holdings, Inc.
           L & B Rents, Inc.
           Attn:  James S. Archer
           4040 E. Camelback Road
           Suite 275
           Phoenix, Arizona  85018
           Telephone: 602-852-0141
           Telecopy : 602-852-0529

        With a copy to:

           Overstreet, Winn & Edwards, P.C.
           Attn:  Edward L. Winn, III, Esq.
           1209 West Fifth Street
           Austin, Texas  78703
           Telephone: 512-474-6436
           Telecopy : 512-478-3849

        If to Buyer, addressed to:

           Rent-Way, Inc.
           Attn:  Ronald D. DeMoss,
                  Vice President and General Counsel
           3230 West Lake Road
           Erie, Pennsylvania 16505
           Telephone: (814) 836-0618
           Telecopy : (814) 835-6865

        and to:

           Hodgson, Russ, Andrews, Woods & Goodyear, LLP
           Attn:  Robert B. Fleming, Jr., Esq.
                  Paul J. Vallone, Esq.
           1800 One M&T Plaza
           Buffalo, NY  14203-2391
           Telephone: (716) 856-4000
           Telecopy : (716) 849-0349


and be effective (i) if given by hand delivery, when left at the address of the addressee as above provided, (ii) if given by mail, on the third business day after such communication is deposited in the mail, addressed as above provided, and (iii) if given by telecopy, when telecopied to the number above provided, except that notices of a change of address shall not be effective until received; or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

        11.5 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the choice of law provisions of Pennsylvania law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated shall govern.

        11.6 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits and Schedules hereto, the Letter of Intent, a letter dated October 6, 1997 between Buyer, Sellers and Shareholder amending the Letter of Intent and the Deposit Escrow Agreement, constitute the entire agreement between Sellers, Shareholder and Buyer pertaining to the subject matter hereof and except for the Letter of Intent supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Sellers, Shareholder and Buyer. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

        11.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

        11.8 Expenses. Except as otherwise specified in this Agreement, each of Sellers, Shareholder and Buyer shall pay its own legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        11.9 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

        11.10 Titles. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        11.11 Publicity. Neither Sellers nor Shareholder shall issue any press release or make any public statement regarding the transaction contemplated hereby prior to the Closing Date, without the prior approval of Buyer, except as may be required by applicable law, in which case the party required to issue such press release or make such public statement will consult with the other party prior to issuing such press release or making such public statement.

        IN WITNESS WHEREOF, Sellers and Buyer have caused this Agreement to be duly executed on their respective behalf by their respective duly authorized officers, and Shareholder has executed this Agreement, as of the day and year indicated at the beginning of this Agreement.

                  RENT-WAY, INC.


                  By:___________________________________________
                      William E. Morgenstern
                      President and Chief Executive Officer


                  SOUTH CAROLINA RENTALS, INC.


                  By:___________________________________________
                      James S. Archer
                      President


                  PARADISE VALLEY HOLDINGS, INC.


                  By:___________________________________________
                      James S. Archer
                      President


                  L & B RENTS, INC.


                  By:___________________________________________
                      James S. Archer
                      President


                  ----------------------------------------------
                      James S. Archer, individually

CORPORATE:146454_7 (3506_7)

                                    SCHEDULES

        Schedule         Description

        Schedule 1.1(f)      Assumed Liabilities
        Schedule 1.1(s)      Other Excluded Assets
        Schedule 1.1(z)      Intangible Property
        Schedule 1.1(aa)     License Agreements
        Schedule 1.1(ab)     Miscellaneous Contracts
        Schedule 1.1(ap)     Store Locations
        Schedule 2.3(c)      Unconfirmed Rental Purchase Contracts
        Schedule 4.1         Organization
        Schedule 4.4         Consents and Approvals
        Schedule 4.5         Customers
        Schedule 4.6         Title to Assets
        Schedule 4.7         Vehicles
        Schedule 4.8         Corporate Records
        Schedule 4.9         Financial Statements
        Schedule 4.10        Real Property
        Schedule 4.11        Tangible Personal Property
        Schedule 4.12        Intangible Property
        Schedule 4.13        Compliance with Laws
        Schedule 4.14        Litigation
        Schedule 4.15        Tax Matters
        Schedule 4.17        Employees
        Schedule 4.19        Environmental Matters
        Schedule 4.20        Accounts Receivable
        Schedule 4.21        Suppliers
        Schedules 4.20   Employee Benefits
        Schedules 4.22   Insurance
        Schedule 4.23        Bank Accounts
        Schedule 6.4(a)      Employment Matters

        Exhibit       Description
          A                  Escrow Agreement
          B                  Non-Compete Agreement
          C                  Form of Opinion Letter

                                 Schedule 1.1(f)

                         Additional Assumed Liabilities




                                    - NONE -

                                 Schedule 2.3(c)


Unconfirmed Rental Purchase Contracts


        An "Unconfirmed Rental Purchase Contract" shall mean:

1. A Rental Purchase Contract which is fictitious.

2. A Rental Purchase Contract which meets one or more of the following criteria:

         a. The customer thereto has skipped, at or before the Closing, and cannot be located; or

         b. The Rental Merchandise covered thereby, at or before the Closing, was destroyed or reported destroyed, was stolen or reported stolen, was damaged and cannot be repaired, or was missing or reported missing;

    An "Unconfirmed Rental Contract" may be cleared as follows:

1. To clear a fictitious Rental Contract, the Sellers must (i) establish that the Rental Contract meets the definition of Rental Contract in
         Article 1.1(al) of this Agreement, (ii) provide a valid address where the customer resides, (iii) establish that the customer's Rental Merchandise is at the customer's residence and that the merchandise is in "good, merchantable, and usable" condition as that term is defined in Article 4.16(e) of this Agreement, and (iv) obtain a payment that can be verified as being received from the customer and that brings the customer's account current. A fictitious Rental Contract shall not be confirmed merely by the recovery of merchandise subject to it.

2. To clear a Rental Contract where the customer skipped at or before closing and cannot be located, the Seller must establish the same criteria necessary to reinstate a fictitious Rental Contract.

3. To clear a Rental Contract where, at or before closing, the Rental Merchandise was reported destroyed, missing, or stolen, the Sellers must (i) recover the merchandise and (ii) restore the merchandise to "good, merchantable, and usable" condition as that term is defined in
         Article 4.16(e) of this Agreement.

                                  Schedule 4.5

                                Business Reports

1. Complete customer list for all open Accounts.

2. Complete list of all Rental Purchase Contracts with pertinent data.

3.  Complete list of all past-due accounts.

4.  Complete list of all Inactive Rental Merchandise.

5.  Complete list of all Active Rental Merchandise.

6.  Projected revenue report.

                                    EXHIBIT A

                                ESCROW AGREEMENT



        THIS AGREEMENT dated January __, 1998, is by and among RENT-WAY, INC., a Pennsylvania corporation ("Buyer"), SOUTH CAROLINA RENTALS, INC., a Georgia corporation, PARADISE VALLEY HOLDINGS, INC., a Georgia corporation, L & B RENTS, INC., a California corporation (together the "Sellers" and individually a "Seller"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (the "Escrow Agent").

                                    RECITALS:

        A. Buyer, Sellers and James S. Archer entered into an Asset Purchase Agreement dated October ___, 1997 (the "Purchase Agreement") pursuant to which Sellers are selling to Buyer and Buyer is purchasing from Sellers substantially all of the assets of Sellers.

        B. Pursuant to Section 2.3 of the Purchase Agreement, Buyer is required to deposit with the Escrow Agent Seven Hundred Fifty Thousand Dollars ($750,000.00) to be held and released in accordance with the Purchase Agreement and this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

        1. Escrow of Collateral. Upon the delivery by Buyer of $750,000.00 in cash by wire transfer in accordance with the wire transfer instructions set forth on Schedule A attached hereto (such funds and all interest which may be earned with respect thereto hereinafter being referred to as the "Deposit"), the Escrow Agent agrees to hold the Deposit pursuant to the terms and conditions of this Agreement. Simultaneously with the delivery of the Deposit to the Escrow Agent, the parties shall cause to be delivered to the Escrow Agent appropriate IRS Forms W-9. Interest on the Deposit shall be for the account of Sellers.

        2. Release of Deposit. Except as otherwise provided in this Agreement, no portion of the Deposit shall be released by the Escrow Agent unless and until any of the following conditions shall have occurred:

        (a)The Escrow Agent shall have received an original release document signed by Buyer and Sellers, specifically directing all or any portion of the Deposit be delivered in the manner and to the recipients specified therein; or

        (b)A final order or judgment of a court of competent jurisdiction shall have been issued and a certified copy thereof shall have been delivered to the Escrow Agent directing delivery of all or any portion of the Deposit in the manner and to the recipients specified therein; or

        (c)On [__________________],  1998 [90 days from closing], if (i) none of the conditions in subsections (a) or (b) of this Section 2 shall have occurred and the Escrow Agent shall not have received an original notice signed by Buyer notifying the Escrow Agent that there is a dispute as to Buyer's or Sellers' entitlement to all or any portion of the Deposit or (ii) any of such conditions shall have occurred but the Escrow Agent shall have received an original notice signed by Buyer and Sellers specifically confirming that there is no pending dispute as to Buyer's or Sellers' entitlement to all or any portion of the Deposit, then the Escrow Agent shall pay to Sellers $375,000 of the Deposit.

        (d)On  [_______________],  1998 [180 days from closing],  if (i) none of the conditions in subsections (a) or (b) of this Section 2 shall have occurred and the Escrow Agent shall not have received an original notice signed by Buyer notifying the Escrow Agent that there is a dispute as to Buyer's or Sellers' entitlement to all or any portion of the Deposit or (ii) any of such conditions shall have occurred but the Escrow Agent shall have received an original notice signed by Buyer and Sellers specifically confirming that there is no pending dispute as to Buyer's or Sellers' entitlement to all or any portion of the Deposit or the remaining portion thereof held by the Escrow Agent, then the Escrow Agent shall pay to Sellers the Deposit or such remaining portion which it then holds.

        (e)Notwithstanding the foregoing, in the event that either Buyer or Sellers object to the disbursement of any portion of the Deposit pursuant to this Section, they must immediately so notify the Escrow Agent in writing. Any objection must specify with reasonable detail the reasons why the objecting party is objecting to the disbursement. Such a dispute will be resolved in the manner set forth in Section 4 below and the Escrow Agent will continue to hold the Deposit until it has received a signed arbitration award or nonappealable court order from a court of competent jurisdiction directing the disposition of the Deposit, or until it has received appropriate written instruction signed both by Sellers and Buyer.

        3. Proof of Conditions for Release. The Escrow Agent may refuse to release any part of the Deposit under Section 2 of this Agreement unless it has been fully satisfied that the written notice referred to in such subsections contains the genuine signature of Buyer or Sellers. Nothing herein shall require the Escrow Agent to establish the genuineness of any signature but, instead, the Escrow Agent may in good faith rely upon any signature appearing to be that of an officer of Buyer or of Sellers as being genuine and/or duly authorized, in the absence of actual information to the contrary.

        4. Disputes. If the Escrow Agent has fulfilled its duties under this Agreement, the Escrow Agent shall not, without its consent, be made a party to any action, proceeding or arbitration relating to this Agreement. Any dispute arising under this Agreement between Buyer and Sellers shall be submitted to the American Arbitration Association to be settled by arbitration to be conducted in Erie, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any dispute arising under this Agreement involving the Escrow Agent shall not be submitted to arbitration unless all parties to the dispute agree in writing to seek arbitration. The award rendered in any such arbitration shall be final and binding and may be entered in any court having jurisdiction thereof. The Arbitrator or Arbitrators shall have the power to issue mandatory orders and restraining orders, including orders of specific performance, in connection with such arbitration. This
Section 4 shall be enforceable under prevailing arbitration laws. During the continuance of any arbitration the parties shall continue to perform their respective obligations hereunder.

        5. Term.This Agreement shall remain in effect until one of the following conditions occurs:

           (a) Buyer and Sellers shall have jointly given 30 days' advance written notice of the cancellation of the designation of the Escrow Agent to act and serve in such capacity, which notice shall contain directions to the Escrow Agent for delivery of the Deposit;

           (b) The Escrow Agent shall have resigned upon 30 days' advance written notice to Buyer and Sellers;

           (c) There shall have been full compliance with the terms of this Agreement and the release of the Deposit; or

           (d) A court of competent jurisdiction shall have issued a final order or judgment ordering the termination of this Agreement, and all appeals of such order or judgment shall have been exhausted or all periods in which to take an appeal shall have expired without an appeal being taken.

        In the event that the Escrow Agent resigns pursuant to subsection (b) of this Section and Buyer and Sellers fail to agree on a successor escrow agent within the said 30-day notice period, the Escrow Agent shall deposit the Deposit into the registry of an appropriate court and request judicial determination of the rights between Buyer and Sellers, by interpleader or other appropriate action, and Buyer and Sellers hereby jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels. Upon termination of the duties of the Escrow Agent as set forth in subsection (a) or (b) of this Section, the Escrow Agent shall deliver the Deposit to the newly appointed escrow agent designated by Buyer and Sellers (or shall otherwise dispose of the Deposit as instructed by Buyer and Sellers in writing), and the Escrow Agent shall not otherwise have the right to withhold the Deposit from said newly appointed escrow agent.

        6. Escrow Agent Fees. Buyer and Sellers agree to pay all fees and expenses of the Escrow Agent as specified on or determined in accordance with Schedule B attached hereto. All such fees and expenses shall be borne one-half by Buyer and one-half by Sellers.

        7. Liability and Indemnification of Escrow Agent. Buyer and Sellers hereby agree that the duties of the Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Deposit and the disposition of the same in accordance with the terms of this Agreement. The Deposit shall be invested by the Escrow Agent in the Vision Money Market Mutual Fund. The Escrow Agent shall have no liability to any party on account of any investment of funds in accordance with this Agreement, or on account of any failure to invest any funds. Buyer and Sellers hereby agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Escrow Agent may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from the Escrow Agent's following of instructions from either or both of Buyer and Sellers in accordance with this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim, whether or not litigation is instituted, but nothing herein shall be construed to so indemnify the Escrow Agent to the extent that it is determined that the Escrow Agent has acted in a grossly negligent or intentionally wrongful manner. The provisions of this Section shall survive the termination of this Agreement.

        8. Notices. All written communications to parties required hereunder shall be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for such party (or to such other address as such party shall designate in a writing complying with this Section 9, delivered to the other parties):

        If to Buyer:

           Rent-Way, Inc.
           Attn: President
           3230 West Lake Road
           Erie, Pennsylvania 16505
           Telephone: (814) 836-0618
           Telecopy:  (814) 835-6865

        with a copy to:

           Hodgson, Russ, Andrews, Woods & Goodyear, LLP
           1800 One M&T Plaza
           Buffalo, New York 14202
           Attention: Robert B. Fleming, Jr., Esq.
                      Paul J. Vallone, Esq.
           Telephone: (716) 856-4000
           Telecopy:  (716) 849-0349

        If to Sellers:

           c/o James S. Archer
           4040 E. Camelback Road, Suite 275
           Phoenix, Arizona  85018
           Telephone: ______________________
           Telecopy:  ______________________

        with a copy to:

           Overstreet, Winn & Edwards, P.C.
           Attn:  Edward L. Winn, III, Esq.
           1209 West Fifth Street
           Austin, Texas  78703
           Telephone: 512-474-6436
           Telecopy : 512-478-3849

        If to the Escrow Agent:

           Manufacturers and Traders Trust Company
           One M&T Plaza
           Buffalo, New York 14203
           Attention: Kathy Puccio
           Telephone: (716) 842-5223
           Telecopy:  (716) 842-4474


        9. Cumulative Rights. No right, power or remedy conferred upon the Escrow Agent by this Agreement is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy the Escrow Agent may have under this Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by the Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.

        10.Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings herein are for convenience only and shall not be of substantive effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assignees. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and, supersede all prior negotiations, understandings and writings (or any part thereof) whether oral or written between any of the parties relating to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                      BUYER:

                      RENT-WAY, INC.


                      By:______________________________________
                         William E. Morgenstern
                         President and Chief Executive Officer


                      SELLERS:

                      SOUTH CAROLINA RENTALS, INC.


                      By:_______________________________________
                           James S. Archer
                           President



                      PARADISE VALLEY HOLDINGS, INC.


                      By:______________________________________
                           James S. Archer
                           President

                      L & B RENTS, INC.


                      By:______________________________________
                          James S. Archer
                          President


                      ESCROW AGENT:

                      MANUFACTURERS AND TRADERS TRUST COMPANY



                      By:_______________________________________
                           Stuart A. Mitchell
                           Assistant Vice President


CORPORATE:146454_7 (3506_7)

                                   Schedule A

                                Wire Instructions




Manufacturers and Traders Trust Company

ABA# 022000046

MFRS BUFF

CC # 880

ACCOUNT:       #

REFERENCE: RENT-WAY, INC.

ATTENTION: Kathy Puccio

                                   Schedule B

                                Escrow Agent Fees


Escrow Agent Fee:   [$__________________]

                                    EXHIBIT B

                              NON-COMPETE AGREEMENT



        THIS AGREEMENT (this "Agreement"), dated the ____ day of _______, 1998, between SOUTH CAROLINA RENTALS, INC., a Georgia corporation ("SCR"), PARADISE VALLEY HOLDINGS, INC., a Georgia corporation ("PVH"), L & B RENTS, INC., a California corporation (L & B"), JAMES S. ARCHER ("Archer") (SCR, PVH, L & B, and Archer being collectively the "Covenantors" and individually a "Covenantor"), and RENT-WAY, INC., a Pennsylvania corporation having an office at 3230 West Lake Road, Erie, Pennsylvania 16505 ("Rent-Way").

                                    RECITALS:


        WHEREAS, Covenantors and Rent-Way are parties to a certain Asset Purchase Agreement, dated as of October __, 1997 (the "Purchase Agreement"), pursuant to which Rent-Way will purchase substantially all of the assets of SCR, PVH and L & B (the "Assets"); and

        WHEREAS, Archer is the sole shareholder of each of SCR,PVH and L & B;and

        WHEREAS, Rent-Way is engaged in the rental, rental-purchase and rent-to-own business (the "Business") and intends to operate the rent-to-own and other business of SCR, PVH and L & B on and after the closing of the transactions contemplated by the Purchase Agreement; and

        WHEREAS,  during the course of many years, Archer has had access to, and
have  gained  knowledge  with  respect  to,  the  rental,   rental-purchase  and
rent-to-own business of SCR, PVH and L & B; and

        WHEREAS, as a condition to closing the Purchase Agreement, Rent-Way has required Covenantors to agree not to compete with Rent-Way;

        NOW, THEREFORE, Covenantors and Rent-Way agree as follows:

        1. Non-Competition. (a) For the period beginning on the date of this Agreement and ending five (5) years thereafter (the "Covenant Period"), Covenantors agree that they will not:

           (i) for their benefit or on behalf of any other person or entity, within a twenty-five (25) mile radius of any rental or rental-purchase store location owned or operated by SCR, PVH, L & B or Rent-Way on the date of this Agreement (the "Restricted Territory"), directly or indirectly, own, manage, operate or control, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is the same as, substantially similar to or directly or indirectly competitive with the Business; or

           (ii) for their own benefit or on behalf of any other person or entity, anywhere in the Restricted Territory, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with Rent-Way or any present or future subsidiary or Affiliate of Rent-Way which is engaged in a business similar to the Business, any customers or patrons of the Business that rented or purchased merchandise from SCR, PVH, L & B or Rent-Way at any time within the five (5) years immediately preceding the date of this Agreement or any prospective customers or patrons; or

           (iii) employ or solicit the employment of (x) any person who was employed by the Rent-Way on the date of this Agreement or within six (6) months prior to such date or (y) any person who was employed by SCR, PVH or L & B on the date of this Agreement or within six (6) months prior to such date.

        (b)Covenantors  acknowledge  and  agree  that the  restrictions  in this
Section 1 are reasonable, legitimate and fair to Covenantors in light of the Rent-Way's purchase of the Assets from SCR, PVH or L & B pursuant to the Purchase Agreement.

        2. Consideration. Covenantors shall receive no consideration in connection with this Agreement other than any consideration to be received by them pursuant to the Purchase Agreement, and Covenantors agree that such consideration is full and adequate compensation for their covenants in Section 1.

        3. Affiliated Defined. For purposes of this Agreement, the term "Affiliate" shall mean, as to any person or entity, any other person or entity which directly or indirectly controls or is under control with, or is controlled by such person or entity.

        4. Attorneys' Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

        5. Governing Law. This Agreement shall be construed under and in accordance with the laws of the Commonwealth of Pennsylvania.

        6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

        7. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

        8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.


                      RENT-WAY, INC.


                      By:_______________________________________
                         William E. Morgenstern, President


                      SOUTH CAROLINA RENTALS, INC.

                      By:_______________________________________
                         James S. Archer, President


                      PARADISE VALLEY HOLDINGS, INC.


                      By:_______________________________________
                         James S. Archer, President


                      L & B RENTS, INC.


                      By:_______________________________________
                         James S. Archer, President


                      ------------------------------------------
                         James S. Archer

January __, 1998
Page 1

                                    EXHIBIT C

                                 FORM OF OPINION


                     [Legal Opinion of counsel for Sellers]




                      January ___, 1998



Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania  16505

Ladies and Gentlemen:

        Re:Asset Purchase Agreement, dated October ___, 1997, among Rent-Way, Inc., South Carolina Rentals, Inc.,Paradise Valley Holdings, Inc., L & B Rents, Inc. and James S. Archer

        We have acted as counsel to James S. Archer ("Shareholder"); and South Carolina Rentals, Inc., ("SCR"), Paradise Valley Holdings, Inc., ("PVH") and L & B Rents, Inc., ("L & B") (collectively the "Sellers" and individually a "Seller") in connection with

        The execution and delivery to you of:

               (a) an Asset Purchase Agreement, dated October __, 1997, among Rent-Way, Inc. ("Buyer"),Sellers and Shareholder (the "Asset Purchase Agreement");

               (b) an Escrow Agreement, dated January __, 1998, among Buyer, Sellers and Manufacturers and Traders Trust Company; and

               (c) a Non-Compete Agreement, dated January __, 1998, between Buyer and Sellers;

(collectively the "Seller Documents" and individually a "Seller Document"); and

        This letter is being delivered to you pursuant to Section 8.11 of the Asset Purchase Agreement.

        The opinions set forth in this letter are subject to the following qualifications:

        [INSERT OPINION LETTER QUALIFICATIONS]

        Subject to the qualifications set forth in the letter, it is our opinion that:

        1. SCR is a corporation duly incorporated, validly existing and in good standing under the law of the State of Georgia. PVH is a corporation duly incorporated, validly existing and in good standing under the law of the State of Georgia. L & B is a corporation duly incorporated, validly existing and in good standing under the law of the State of California. Each Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases its properties or which it conducts its business so as to require such qualifications.

        2. Each Seller has the corporate power to execute, deliver and perform each Seller Document executed by it.

        3. The execution, delivery and performance by the Sellers of the Seller Documents has been duly authorized by all necessary corporate action of each Seller.

        4. Each Seller Document executed by Sellers (a) has been duly executed and delivered by Sellers and (b) constitutes a valid and binding obligation of Sellers and is enforceable against Sellers in accordance with its terms, except that such enforceability may be affected by any bankruptcy or other similar statute or principles of equity.

        5. Each Shareholder Document executed by Shareholder (a) has been duly executed and delivered by Shareholder and (b) constitutes a valid and binding obligation of Shareholder and is enforceable against Shareholder in accordance with its terms, except that such enforceability may be affected by any bankruptcy or other similar statute or principles of equity.

        6. Except as disclosed in the Schedules to the Asset Purchase Agreement, no filing with, notice to, consent or authorization of, or other act by any Georgia, South Carolina, California or United States federal court or other
Georgia, South Carolina, California or United States federal governmental authority is required in connection with the execution and delivery by the Sellers and the Shareholder of the Seller Documents, and the performance by the Sellers and Shareholder of the Seller Documents.

        7. The execution and delivery by the Sellers of each Seller Document executed by them does not, and the performance by the Sellers of the Seller Documents, if such performance were to occur on the date of this letter, would not, (a) violate the Certificate of Incorporation or By-Laws of the Sellers, (b) except as otherwise disclosed in the Schedules to the Asset Purchase Agreement, violate, result in a violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any asset of the Sellers pursuant to, any material contract to which the Sellers are a party, (c) to our knowledge, except as disclosed in the Schedules to the Asset Purchase Agreement, violate any judgment, decree or order of any court or other governmental authority applicable to the Sellers or (d) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution, delivery and performance, (i) violate the California General Corporation Law ("CGCL"), the South Carolina Business Corporation Act ("SCBCA"), the Georgia Business Corporation Code ("GBCC") or any United States federal statute, rule or regulation or (ii) require any order, consent, approval or authorization of, or any declaration or filing with, any Georgia, South Carolina or California court or other Georgia, South Carolina or California governmental authority pursuant to the CGCL, the SCBCA, the GBCC or any United States federal court or other United States federal governmental authority.

        8. The execution and delivery by the Shareholder of each Seller Document executed by him does not, and the performance by the Shareholder of each Seller Document performed by him, if such performance were to occur on the date of this letter, would not, (a) to our knowledge, violate any judgment, decree or order of any court or other governmental authority applicable to Shareholder, (b) except as otherwise disclosed in the Schedules to the Asset Purchase Agreement violate, result in a violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any asset of the Sellers pursuant to, any contract, or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution, delivery and performance, (i) violate the CGCL, the SCBCA, the GBCC or any United States federal statute, rule or regulation or (ii) require any order, consent, approval or authorization of, or any declaration or filing with, any Georgia, South Carolina or California court or other Georgia, South Carolina or California governmental authority pursuant to the CGCL, the SCBCA, the GBCC or United States federal court or other United States federal governmental authority.

        9. To our knowledge, except as disclosed in the Schedules to the Asset Purchase Agreement, there is no pending or overtly threatened action, suit, proceeding, inquiry or investigation by or before any court or other governmental authority that is against or involves the Sellers or the Shareholder that threatens or questions the transactions contemplated by the Asset Purchase Agreement.

        10.To our knowledge, except as disclosed in the Schedules to the Asset Purchase Agreement, no unsatisfied judgment, order, writ, injunction, decree, directive or assessment or other command of any court or other governmental authority has been entered against or served upon the Sellers or the Shareholder.

        This letter is intended solely for the benefit of the parties to whom it is addressed, and each of their respective successors and assignees, and, without our express written consent, may not be relied upon, referred to or otherwise used by any other person or other than in connection with the Seller Documents.

                      Very truly yours,